SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                  July 15, 1998
                                  -------------
                Date of Report (Date of earliest event reported)



                            COVOL TECHNOLOGIES, INC.
                            ------------------------
             (Exact name of Registrant as specified in its charter)




            Delaware                       0-27808               87-0547337
   ---------------------------    ------------------------  -------------------
  (State or other jurisdiction    (Commission File Number)     (IRS Employer
       of Incorporation)                                    Identification No.)

                              3280 N. Frontage Road
                                 Lehi, UT 84043
                                 --------------
                    (Address of principal executive offices)
                                   (Zip Code)



                                 (801) 768-4481
                                 --------------
              (Registrant's telephone number, including area code)


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Item 5.  Other Events

         On July 14, 1998, Brent M. Cook was elected Chairman of the board of directors of Covol Technologies, Inc. (the "Company"). Mr. Cook resigned as President of the Company but will continue to serve as Chief Executive Officer and a Director. Mr. Cook has served as President and Chief Executive Officer of the Company since October 1996, and served as Chief Financial Officer from June 1996 until December 1996. Mr. Cook is a Certified Public Accountant. Prior to joining the Company, Mr. Cook was Director of Strategic Accounts-Utah Operations, for PacifiCorp, Inc. ("PacifiCorp"). His responsibilities included the management of revenues of approximately $128 million per year, and seeking out and evaluating strategic growth opportunities for PacifiCorp, including joint ventures and other transactions. Mr. Cook spent more than 12 years with PacifiCorp.

         On July 14, 1998, Stanley M. Kimball was appointed President of the Company and resigned as Chief Financial Officer of the Company. Mr. Kimball has served as Chief Financial Officer and a Director since January 1, 1997 and as Treasurer since May 1997. Prior to joining the Company, Mr. Kimball was employed by Huntsman Corporation ("HC"). From 1989 to early 1995, Mr. Kimball served as the Director of Tax for Huntsman Chemical Corporation ("HCC"). In May 1995, Mr. Kimball was appointed as an officer of HCC, serving as Vice President, Tax. In July 1995, Mr. Kimball was appointed as Vice President, Administration for HC. In this position, he had numerous responsibilities, both for HC and for Mr. Jon
M. Huntsman personally, which included financial accounting, tax and estate planning, and cash and investment management. In this position, Mr. Kimball also served as Mr. Huntsman's Chief of Staff. In 1980, Mr. Kimball received a Master of Accountancy, with emphasis in taxation, from Brigham Young University and is a Certified Public Accountant. Between 1980 and 1989, he was employed by Arthur Andersen & Co., and was serving as a Senior Tax Manager prior to his employment with HCC.

         On July 14, 1998, Steven G. Stewart was appointed Chief Financial Officer of the Company and resigned as Executive Vice President. Mr. Stewart served as Executive Vice President-Finance and Treasurer since April of 1998. Mr. Stewart is responsible for all accounting and finance functions, financial and SEC reporting and compliance, banking relationships and risk management. From May 1973 through January 1994, Mr. Stewart worked for "Big Six" international accounting firms in numerous management capacities including 11 years as partner. From 1986 through January 1994 Mr. Stewart was an audit partner with Ernst & Young (formerly Arthur Young) and was the Salt Lake City office Director of High Technology and Entrepreneurial Services. From January 1994 through September 1996, Mr. Stewart was self employed providing consulting services in addition to functioning as the chief financial officer of a high technology company. During this time he established strategic alliances with two Fortune 500 companies, advised companies on alternative valuation methods applicable to acquisition targets and negotiated acquisition/sale transactions. From October 1996 through March 1998 Mr. Stewart was a business assurance partner at PricewaterhouseCoopers LLP, (formerly Coopers & Lybrand LLP) with primary responsibility for public companies operating in the high technology, mining and extractive industries. Mr. Stewart is a Certified Public Accountant in California and Utah and received his B.S. degree in Accounting from Brigham Young University in 1973.

         On July 14,  1998,  Steven R. Brown was  appointed  Vice  President  of
Synfuel Operations and Engineered Fuels and resigned as Vice President of Engineering and Construction of the Company. Mr. Brown had served in such capacity from February 1995 through July 1998. Mr. Brown served as a Director from September 1995 until resigning from the Board in March 1997 in favor of establishing an outside Board. Mr. Brown was responsible for the management of the Company's former construction company subsidiary and limestone quarry and subsequently oversaw the design and construction of the Company's production

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


facilities. He is currently responsible for the Company's plant operations and for service to the 24 licensed synthetic production fuel facilities. From 1993 to 1995, Mr. Brown was President of Construction Management Service, Inc. Mr. Brown is a licensed professional engineer and a licensed general contractor. Mr. Brown obtained a B.S. degree in Civil Engineering and a Masters of Business Administration from Brigham Young University.

         On July 14, 1998, Max E. Sorenson was appointed as Vice President of Metallurgical Operations. Mr. Sorenson has served as Vice President of the Company since April 1997. Mr. Sorenson is currently responsible for development of and application of coke, iron and other metals-related opportunities. Prior to employment with the Company, Mr. Sorenson was Senior Vice President Operations, Engineering and Technology at Geneva Steel. Mr. Sorenson began his employment with Geneva Steel in October 1989. From 1973 to 1989, Mr. Sorenson was employed at Inland Steel Industries in various research, operations and technology management positions including Manager of Research and Development and Manager of Coke, Iron and Steel Technologies. Mr. Sorenson obtained a B.S. degree in Metallurgical Engineering from the University of Utah in 1973 and a Masters of Science degree in Industrial Management from Purdue University in 1978.

         On July 14, 1998, Harlan M. Hatfield was appointed as a Vice President and General Counsel. He had served as Corporate Counsel since October 1996. His primary activities with the Company have been the development of synthetic fuel projects, including licensing, financing, permitting, construction, feedstocks, site selection, and other aspects of project development. As General Counsel he oversees the legal staff and outside legal counsel, litigation, regulatory disputes, contracts, and other legal matters. Prior, he was in private practice at the Seattle law firm of Oles, Morrison and Rinker for more than nine years where he was a partner. He established the firm's environmental practice group and has experience in such fields as Superfund liability, underground storage tanks, asbestos contamination, Clean Water Act permitting, and other regulatory compliance matters. He also practiced extensively as counselor and trial lawyer in construction, real estate, government contracts, and related fields with successful results in trials, appeals, administrative hearings, arbitrations, and mediations. Mr. Hatfield has been a frequent seminar speaker and has authored numerous published articles including "Environmental Risks in Construction Contracting" published in Construction Briefings by Federal
Publications. Mr. Hatfield received his law degree in 1987 from the University of Minnesota and his B.A. from Brigham Young University in 1984.

         Asael T. Sorensen, Jr. will continue to serve as the Company's Corporate Secretary and Corporate Counsel. Mr. Sorensen served as the Company's General Counsel from September, 1995 to July, 1998. From 1982 to 1995, Mr. Sorensen was in-house attorney for The Church of Jesus Christ of Latter-Day Saints in Salt Lake City, Utah and practiced law primarily in the area of contract negotiations and administration. Since 1987, Mr. Sorensen has been a consultant with the American Management Association, a business seminar and consulting non- profit organization headquartered in New York. Mr. Sorensen graduated from Brigham Young University with a joint Juris Doctor and Masters of Business Administration. He is admitted to practice law in the State of Utah.

         Mr. Raymond J. Weller has served as the Chairman of the Board of Directors of the Company since August 13, 1996. He will continue to serve on the Board of Directors.

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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              COVOL TECHNOLOGIES, INC.



                                              /s/ Brent M. Cook
Date: July 15, 1998                           ------------------------
                                              Brent M. Cook
                                              Chief Executive Officer


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